CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 12, 1999 included in Hudson United Bancorp's Annual Report on Form 10-K and our report dated December 15, 1999 included in Hudson United Bancorp's Current
Report on Form 8-K and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP



Roseland, New Jersey
January 4, 2000